UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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TICC CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

TPG Specialty Lending, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 19, 2015, TPG Specialty Lending, Inc. issued the following press release:

TPG Specialty Lending, Inc. Reiterates Importance of Protecting Stockholder Value by Voting AGAINST All Proposals at Upcoming TICC Capital Corp. Special Meeting

The Benefit Street Partners Proposal Is Flawed Because It Rewards a Failed External Manager and Risks Further Destruction of Stockholder Value

All Leading Proxy Advisory Firms and Five Out of Six of TICC’s Own Independent Analysts Oppose the Benefit Street Partners Proposal

Only the TSLX Proposal Offers Stockholders an Immediate, Upfront Premium and the Opportunity to Participate in an Outperforming Platform

NEW YORK—(BUSINESS WIRE)—TPG Specialty Lending, Inc. (“TSLX”; NYSE: TSLX), a specialty finance company focused on lending to middle-market companies, today sent a letter to all stockholders of TICC Capital Corp. (“TICC”; Nasdaq: TICC) urging them to vote the GOLD proxy card AGAINST management’s proposals at the upcoming special meeting of stockholders on October 27, 2015.

A copy of the letter follows:

Dear Fellow TICC Stockholders:

TIME IS SHORT - PROTECT YOUR INVESTMENT AND VOTE THE ENCLOSED GOLD PROXY CARD TODAY

On behalf of TPG Specialty Lending, Inc. (“TSLX”), a publicly traded specialty finance company focused on lending to middle-market companies and a fellow stockholder of TICC Capital Corp. (“TICC”), we are writing to urge you to vote against the value-destroying transaction with Benefit Street Partners, LLC (“BSP”).

Next week, on October 27th, the future of your investment in TICC will be decided at a special meeting of TICC stockholders. Vote against the BSP deal on the GOLD proxy card to stop a transaction that will reward an underperforming manager and send a message to the TICC board of directors (the “TICC Board”) that it should engage with TSLX on our superior proposal.

TSLX has proposed to acquire TICC in a stock-for-stock transaction that provides TICC stockholders a substantial upfront premium and the potential for long-term value creation behind TSLX’s industry-leading platform. TICC has refused to engage in meaningful discussions about our proposal. The TICC board asked us only cursory questions and then rejected our proposal just three business days after receiving it.

THE BSP PROPOSAL IS FLAWED BECAUSE IT REWARDS A FAILED EXTERNAL MANAGER AND RISKS FURTHER DESTROYING THE VALUE OF YOUR INVESTMENT

TICC’s failed external manager will receive an estimated $60 million payout.1 This is equivalent to approximately 16% of TICC’s market capitalization as of the close of trading on September 15, 2015 (the day before we made our proposal public) and COULD BE HIGHER.TICC stockholders have already paid $127 million in fees since TICC’s IPO to its manager, which has delivered 12 years of abysmal performance and underperformed U.S. Treasuries over the same period.2

TICC’s Board is conflicted and is not acting in the interests of stockholders. The TICC Special Committee was formed only after the TICC Board had already approved the BSP transaction. A member of the Special Committee is paid $279,000 per year by other businesses related to the Chairman of TICC’s Board, who stands to gain financially from the BSP transaction.3 By failing to meaningfully explore alternatives for value creation, TICC’s Board is blatantly disregarding its fiduciary responsibilities under Section 15(c) of the Investment Company Act of 1940, as amended. The BSP transaction does not promise better leadership – all three members of the Special Committee would keep their jobs.

BSP has very limited experience running a BDC.4 Do not place the future of TICC, and of your investment, in the hands of an unproven manager.

The BSP transaction will not protect the TICC distribution. The current TICC dividend is unsustainable. TICC has even said that a portion of the company’s 2015 dividend distribution is a return of capital and at least five equity analysts have indicated that the dividend will be cut. Neither TICC nor BSP has refuted these reports.5

ONLY TSLX IS OFFERING STOCKHOLDERS AN IMMEDIATE, UPFRONT PREMIUM AND THE OPPORTUNITY TO PARTICIPATE IN AN OUTPERFORMING PLATFORM

TSLX would provide an immediate, upfront 20% premium to TICC stockholders based on the closing price of TICC stock on the day before we publicly announced our proposal, September 15, 2015.6

TICC stockholders have the opportunity to participate in TSLX’s leading platform that has consistently outperformed the sector. In the three years before we announced our proposal on September 15, 2015, TSLX generated total stockholder returns of 51.6%, while the BDC sector generated 7.4% and TICC generated NEGATIVE 13.9%.7

TSLX has demonstrated a clear ability to deliver sustainable dividends. At TSLX, we only pay dividends we can afford – dividends funded by the income we generate rather than our investors’ capital. We expect to continue our dividend policy following any transaction and, based on our stated strategy to manage TICC assets, believe we will be able to grow the dividend over time.

LEADING PROXY ADVISORY FIRMS, INDEPENDENT ANALYSTS AND FELLOW STOCKHOLDERS OPPOSE THE BSP PROPOSAL

Don’t just take our word for it. Independent voices have overwhelmingly expressed concern with TICC’s actions. All three leading proxy advisors, five out of the six equity analysts covering TICC and a number of TICC’s largest stockholders have publicly expressed their opposition to management’s transaction with BSP.

•	“[T]he prudent strategy may be to send the board back to the drawing board, and ask it to run the process it does not appear to have run when first presented with the opportunity. A vote AGAINST [the BSP Transaction], therefore, is warranted at this point.” – Institutional Shareholder Services Inc. proxy advisory report[8]

•	“[T]here are very few definitive reasons to suggest the arrangement with BSP is likely to represent the most attractive alternative available to the Company’s unaffiliated investor base at this time.” – Glass, Lewis & Co., LLC proxy advisory report[9]

•	“We recommend voting for [TSLX’s] GOLD PROXY CARD… [W]e believe that voting the [GOLD PROXY CARD] is in the best interest of [TICC] and its shareholders.” – Egan-Jones Ratings Company proxy advisory report[10]

•	“We are concerned that the current Board of TICC may not be operating in a manner that is in the best long term interest of shareholders. We are also concerned that at least some of the independent members of that board may have for a variety of reasons, lost their ability to be truly independent.” – Egan-Jones Ratings Company proxy advisory report[11]

•	“Stockholders should concentrate on [what] matters most for their investment in the long term. It is our opinion that this is what [TSLX] is focused on, maximization of the stockholders (sic) value and protection of their investment and distributions in the long term.” – Egan-Jones Ratings Company proxy advisory report[12]

•	“[W]e are calling upon the TICC board of directors . . . to immediately postpone the upcoming Special Meeting of Stockholders scheduled to be held on October 27, 2015 and engage a recognized investment bank in order to run a full, fair and complete strategic review process to maximize value for all TICC stockholders.” – One of TICC’s largest shareholders, Raging Capital Management[13]

•	“[W]e believe TSLX’s offer represents the best value out of the three and can potentially deliver to current TICC shareholders a combination of upfront return on shares, participation in [the] future upside of a combined BDC, and access to a broader platform and quality management.” – Barclays research note[14]

TIME IS SHORT - PROTECT YOUR INVESTMENT AND VOTE THE ENCLOSED GOLD PROXY CARD TODAY

TSLX urges TICC stockholders to vote the GOLD proxy card AGAINST all three of management’s proposals to be considered at the TICC special meeting on October 27, 2015. Vote the GOLD proxy card to stop TICC from pursuing a deeply flawed, value-destructive transaction that rewards its failed external manager instead of you, the stockholders. This will send a clear message to the TICC Board that you prefer the TSLX proposal and that the TICC board should engage with TSLX. Visit www.changeTICCnow.com for more information about the benefits of TSLX’s offer and the deficiencies of management’s proposals.

Sincerely,

Joshua Easterly

Chairman, Board of Directors

Co-Chief Executive Officer

Michael Fishman

Co-Chief Executive Officer

If you have any questions concerning this letter or TSLX’s proposal,

please call MacKenzie Partners at one of the phone numbers listed below.

105 Madison Avenue

New York, NY 10016

TPG@mackenziepartners.com

(212) 929-5500 (call collect)

or

TOLL-FREE (800) 322-2885

About TPG Specialty Lending

TPG Specialty Lending, Inc. (“TSLX”, or the “Company”) is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $12 billion of assets under management, and the broader TPG platform, a global private investment firm with over $74 billion of assets under management. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Information set forth herein includes forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding TSLX proposed business combination transaction with TICC Capital Corp. (“TICC”) (including any financing required in connection with the proposed transaction and the benefits, results, effects and timing of a transaction), all statements regarding TPG Specialty Lending, Inc.’s (“TSLX”, or the “Company”) (and TSLX and TICC’s combined) expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements set forth herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of TSLX (and the combined businesses of TSLX and TICC), together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of TSLX based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from TSLX’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TSLX is unable to predict or control, that may cause TSLX’s plans with respect to TICC, actual results or performance to differ materially from any plans, future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in TSLX’s filings with the Securities and Exchange Commission (“SEC”).

Risks and uncertainties related to the proposed transaction include, among others, uncertainty as to whether TSLX will further pursue, enter into or consummate the transaction on the terms set forth in the proposal or on other terms, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction, uncertainties as to the timing of the transaction, adverse effects on TSLX’s stock price resulting from the announcement or consummation of the transaction or any failure to complete the transaction, competitive responses to the announcement or consummation of the transaction, the risk that regulatory or other approvals and any financing required in connection with the consummation of the transaction are not obtained or are obtained subject to terms and conditions that are not anticipated, costs and difficulties related to the integration of TICC’s businesses and operations with TSLX’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the transaction, unexpected costs, liabilities, charges or expenses resulting from the transaction, litigation relating to the transaction, the inability to retain key personnel, and any changes in general economic and/or industry specific conditions.

In addition to these factors, other factors that may affect TSLX’s plans, results or stock price are set forth in TSLX’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K.

Many of these factors are beyond TSLX’s control. TSLX cautions investors that any forward-looking statements made by TSLX are not guarantees of future performance. TSLX disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Third Party-Sourced Statements and Information

Certain statements and information included herein have been sourced from third parties. TSLX does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein. All information in this communication regarding TICC, including its businesses, operations and financial results, was obtained from public sources. While TSLX has no knowledge that any such information is inaccurate or incomplete, TSLX has not verified any of that information. TSLX reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. TSLX disclaims any obligation to update the data, information or opinions contained herein.

Proxy Solicitation Information

The information set forth herein is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. TSLX has filed with the SEC and mailed to TICC stockholders a definitive proxy statement and accompanying GOLD proxy card to be used to solicit votes at a special meeting of stockholders of TICC scheduled to be held on October 27, 2015 against (a) approval of the new advisory agreement between TICC and TICC Management, LLC (the “Adviser”), to take effect upon a change of control of the Adviser in connection with the entrance of the Adviser into a purchase agreement with an affiliate of Benefit Street Partners L.L.C. (“BSP”), pursuant to which BSP will acquire control of the Adviser, (b) the election of six directors nominated by TICC’s board of directors, and (c) the proposal to adjourn the meeting if necessary or appropriate to solicit additional votes.

TSLX STRONGLY ADVISES ALL STOCKHOLDERS OF TICC TO READ THE TSLX PROXY STATEMENT AND ITS OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH TSLX PROXY MATERIALS ARE AND WILL BECOME AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV AND AT TSLX’S WEBSITE AT HTTP://WWW.TPGSPECIALTYLENDING.COM. IN ADDITION, TSLX WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TSLX’S PROXY SOLICITOR AT TPG@MACKENZIEPARTNERS.COM.

The participant in the solicitation is TSLX and certain of its directors and executive officers may also be deemed to be participants in the solicitation. As of the date hereof, TSLX directly beneficially owned 1,633,660 shares of common stock of TICC.

Security holders may obtain information regarding the names, affiliations and interests of TSLX’s directors and executive officers in TSLX’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 24, 2015, its proxy statement for the 2015 Annual Meeting, which was filed with the SEC on April 10, 2015, and certain of its Current Reports on Form 8-K. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

[1]	The 9/18 Friday Bocks’d Lunch, Wells Fargo, September 17, 2015
[2]	Market data as of September 15, 2015; Source: Bloomberg, fixed income benchmark data from Markit iBoxx
[3]	Company Reports and Equity Research: TICC Capital Corp., Wells Fargo Securities, LLC, October 7, 2015
[4]	We are aware that BSP has additional assets under management held in other private vehicles, but to our knowledge, there is no public information available to investors to assess these vehicles’ performance. Even if such information were available, BDCs are managed under fundamentally different constraints than private vehicles and, as a result, these vehicles are not a relevant benchmark for purposes of evaluating a BDC’s performance.
[5]	TICC Reiterates Rejection of TSLX’s offer, Wells Fargo, September 22, 2015 and TICC: Writes Letter to Shareholders Urging Them To Vote For BSP, Wells Fargo, September 24, 2015; Board Making a Poor Deal? Should Shareholders Reject the Current Proposal?, Keefe, Bruyette & Woods, September 16, 2015; Brouhaha with TICC Could Spread to Other Out-of-Favor BDCs, Cantor Fitzgerald, September 16, 2015; TICC Capital Corp.: Takeover Heats Up – Maintain Neutral, Ladenburg Thalmann, September 16, 2015; BDC Update: Observations from the TICC Rejection of the TSLX proposal, Gilford Securities Inc., September 21, 2015
[6]	For reference, the TSLX Proposal represents a 12.8% discount to TICC’s NAV as of June 30, 2015, a narrower discount than the price at which the shares have traded since June 30th.
[7]	BDC sector comprised of ACAS, AINV, ARCC, BKCC, FSC, GBDC, HTGC, MAIN, MCC, NMFC, PNNT, PSEC, SLRC, TCAP, and TCRD
[8]	Institutional Shareholder Services Inc. report on TICC Capital Corp., October 16, 2015
[9]	Glass, Lewis & Co., LLC report on TICC Capital Corp., October 14, 2015
[10]	Egan-Jones Ratings Company report on TICC Capital Corp., October 13, 2015
[11]	Egan-Jones Ratings Company report on TICC Capital Corp., October 13, 2015
[12]	Egan-Jones Ratings Company report on TICC Capital Corp., October 13, 2015
[13]	Raging Capital Calls Upon TICC to Postpone Special Meeting of Stockholders, Raging Capital Management, LLC. (September 21, 2015)
[14]	TICC at Crossroads, Barclays, October 6, 2015

Contacts

Investors

TPG Specialty Lending

Robert Ollwerther

212-430-4119

bollwerther@tpg.com

or

TPG Specialty Lending

Lucy Lu

212-601-4753

llu@tpg.com

or

MacKenzie Partners, Inc.

Charlie Koons

212-929-5708

ckoons@mackenziepartners.com

or

Media

TPG Specialty Lending

Luke Barrett

212-601-4752

lbarrett@tpg.com

or

Abernathy MacGregor

Tom Johnson or Pat Tucker

212-371-5999

tbj@abmac.com / pct@abmac.com